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                                                                     Exhibit 1.2

                                 April 30, 2003


The Bank of New York Company, Inc.
One Wall Street
New York, New York 10286

BNY Capital V
c/o The Bank of New York Company, Inc.
One Wall Street
New York, New York 10286


Ladies and Gentlemen:

         Reference is made to the Pricing Agreement dated April 22, 2003 among us, as representatives of the several Underwriters named in Schedule I thereto, The Bank of New York Company, Inc., a New York corporation (the "Company"), and BNY Capital V, a statutory trust formed under the laws of the State of Delaware (together with the Underwriting Agreement Standard Provisions (August 2002) (the "Standard Provisions") incorporated in such Pricing Agreement, the "Underwriting Agreement").

         For the avoidance of doubt, to correct a mutual mistake and to ensure consistency with contemporaneous securities offerings of the Company, the undersigned parties to the Underwriting Agreement agree to amend and restate the first paragraph of Section 7(c) of the Standard Provisions as follows: "Paul Immerman, Senior Counsel of The Bank of New York, shall have furnished to the Representatives such written opinion or opinions to the effect of paragraphs
(1), (2) and (6) below, and Sullivan & Cromwell LLP, special counsel to the Company, shall have furnished to the Representatives such written opinion or opinions to the effect of paragraphs (2) through (4) below, and paragraphs 6(i), 6(ii), 6(iii) and 6(vi) below, in each case, dated the Time of Delivery for such Designated Securities, and, in each case, in form and substance satisfactory to the Representatives:".

         Except as set forth in the preceding paragraph, the Underwriting Agreement shall otherwise remain in full force and effect in accordance with its terms.

         This letter agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument. This letter agreement shall be governed by and construed in accordance with the laws of the State of New York.

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                                       Very truly yours,

                                       Merrill Lynch, Pierce, Fenner & Smith
                                                   Incorporated
                                       Morgan Stanley & Co. Incorporated
                                       As Representatives of the Underwriters

                                       By: Merrill Lynch, Pierce, Fenner & Smith
                                                       Incorporated


                                       By: /s/ Sabina Ceddia
                                           ------------------------
                                           Name: Sabina Ceddia
                                           Title: Duly Authorized Attorney

Accepted as of the date hereof:

THE BANK OF NEW YORK COMPANY, INC.


By:  /s/ Thomas J. Mastro
     ----------------------------
     Name: Thomas J. Mastro
     Title: Comptroller

BNY CAPITAL V

By: THE BANK OF NEW YORK COMPANY, INC.,
        as Depositor


By:  /s/ Thomas J. Mastro
     ----------------------------
     Name: Thomas J. Mastro
     Title: Comptroller

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